UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Versum Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-5632014
(State of Incorporation or Organization)	(IRS Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 001-37664

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form 8-A12B (File No. 001-37664) of Versum Materials, Inc. filed with the Securities and Exchange Commission on February 28, 2019 (the “Registration Statement”) is being filed solely to amend the exchange listed under “Name of each exchange on which each class is to be registered” on the cover page of the Registration Statement to read in its entirety “New York Stock Exchange”. All other items remain unchanged.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 7, 2019	Versum Materials, Inc.

	By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Senior Vice President, General
Counsel and Secretary